Exhibit 99.2

Contacts:
Carol DeGuzman	Carolyn Wang
Senior Director, Investor Relations	Media
650-246-6898	WeissComm Partners
investors@anesiva.com	415-946-1065
cbwang@wcpglobal.com

ANESIVA APPOINTS DANIEL JANNEY TO BOARD OF DIRECTORS

SOUTH SAN FRANCISCO, CA, February 8, 2008 — Anesiva, Inc. (NASDAQ:ANSV) announced today the appointment of Daniel S. Janney to the company’s board of directors. Mr. Janney previously served on Anesiva’s board from November 2000 through December 2005, when he transitioned off the board following the merger of Anesiva and AlgoRx Pharmaceuticals.

“Dan was an excellent contributor to the Anesiva board of directors, and we are very pleased to welcome him back, especially at such an important time in the company’s evolution as we prepare to commercialize our first product, Zingo™, in the second quarter of 2008,” stated John P. McLaughlin, chief executive officer of Anesiva. “We are fortunate to have a strong board of directors at Anesiva with a broad mix of experiences including individuals who are experts in their fields of pain management and biopharma product marketing. Dan serves on the boards of multiple bioscience companies, and we look forward to drawing upon the extensive leadership experience he brings to the table.”

Since 1996, Daniel S. Janney has been a managing director of Alta Partners, a venture capital firm investing in information technologies and life sciences companies and was a co-founder of the Alta BioPharma effort. In addition to Anesiva, he currently serves on the board of directors of a number of companies, including Acureon Pharmaceuticals, Alba Therapeutics, ChemGenex Pharmaceuticals, Kemia, Phenomix Corporation and ViroBay. He has been directly involved in the funding and development of over 25 life sciences companies. Previously, Mr. Janney was a senior investment banker at Montgomery Securities focusing on life science companies, prior to which he was at Bankers Trust Company in its leveraged buyout/private equity group. Mr. Janney received a B.A. in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles.

About Anesiva and its Diverse Pipeline of Pain Products

Anesiva, Inc. is a late-stage biopharmaceutical company that seeks to be the leader in the development and commercialization of novel pharmaceutical products for pain management. The company has one FDA-approved product, Zingo™, for the reduction of pain associated with peripheral venous access procedures in children ages three to 18. In clinical trials, the most common adverse reactions to Zingo were redness (erythema), red dots (petechiae) and swelling (edema). The second product in Anesiva’s pipeline, Adlea™, has been shown to reduce pain after only a single administration for weeks to months in multiple settings in numerous mid-stage clinical trials for site-specific, acute and chronic, moderate-to-severe pain. Anesiva is based in South San Francisco, CA. For more information about Anesiva’s leadership in the development of products for pain management, and an overview of the clinical challenges being addressed by its product candidates, go to www.anesiva.com.

Anesiva Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,”

“believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the timing and results of our clinical trials, whether Anesiva is able to manufacture its products on commercially reasonable terms and the degree to which Zingo gains market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Anesiva’s quarterly report on Form 10-Q for the quarter ended September 30, 2007.

Anesiva undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.